                                                                      EXHIBIT 11

                       ROSS SYSTEMS, INC. AND SUBSIDIARIES

                         STATEMENT REGARDING COMPUTATION
                        OF NET EARNINGS (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   Three months ended
                                                                      September 30,
                                                              -----------------------
                                                                  1996           1995
                                                                  ----           ----
Net earnings (loss)                                           $    496       $ (3,591)
                                                              --------       --------
                                                              --------       --------
Weighted average shares outstanding
  during the period                                             17,850         14,308

Common and common stock equivalent
  shares using the treasury stock method                         1,026              -
                                                              --------       --------

Total shares outstanding for purposes of calculating
  primary and fully diluted earnings (loss) per share           18,876         14,308
                                                              --------       --------
                                                              --------       --------

Primary earnings (loss) per common
  and common equivalent share                                 $   0.03       $  (0.25)
                                                              --------       --------
                                                              --------       --------

Fully diluted earnings (loss) per common
  and common equivalent share                                 $   0.03       $  (0.25)
                                                              --------       --------
                                                              --------       --------

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